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                                                                  EXHIBIT (J)(2)

                                                 16 Sentry Park West - Suite 405
                                  1787 Sentry Parkway West - Blue Bell, PA 19422

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CORSELL LAW GROUP LTD.                                           www.corsell.com

ATTORNEYS AT LAW

October 27, 2006

Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N. W.
Judiciary Plaza
Washington, D.C. 20549

          The Hirtle Callaghan Trust ("Registrant")
          Post-Effective Amendment No. 30
          1933 Act Registration No. 33-87762
          1940 Act Registration No. 811-8918

Ladies and Gentlemen:

As required under Rule 485(b), and as counsel for Registrant, the undersigned represents that the enclosed Post-Effective Amendment No. 30 does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

Sincerely,


/s/ Laura A. Corsell, Esq.
-------------------------------------

Enclosure

cc: Audrey Talley, Esq.
    Robert J. Zion